[Front]

                           LINDNER MARKET NEUTRAL FUND
              SPECIAL MEETING OF SHAREHOLDERS - [JANUARY __, 2004]
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints each of ________ and _________, as proxies, each with the power to appoint his substitute, and hereby authorizes such proxy to represent and to vote, as designated below, all of the shares of Lindner Market Neutral Fund (the "Fund") held of record by the undersigned on [December __, 2003], at the Special Meeting of Shareholders to be held on [January __, 2004] and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1. By voting via the internet, by telephone or by signing and dating this Proxy Card, you authorize the proxies to vote the proposal as indicated or marked, or if not indicated or marked, to vote "FOR" the proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment or postponement thereof. If you do not intend to personally attend the Special Meeting, please vote (1) via the internet; (2) by telephone; or (3) by completing and mailing this Proxy Card at once in the enclosed envelope.

To vote by Internet:
o    Read the Proxy Statement and have the Proxy Card below at hand.
o    Go to the website www.__________.com.
o Enter the 12-digit control number set forth on the reverse side of the Proxy Card and follow the instructions.

To vote by Telephone:
o    Read the Proxy Statement and have the Proxy Card below at hand.
o    Call 1-800-___-_____.
o Enter the 12-digit control number set forth on the reverse side of the Proxy Card and follow the instructions.

To vote by Mail:
o    Read the Proxy Statement.
o    Check the appropriate box on the Proxy Card.
o Sign and date the Proxy Card. Return the Proxy Card in the envelope provided.

You can vote via the internet or by phone prior to 11:59 P.M. Central Time, January __, 2004. If you vote by internet or telephone, you do not need to mail in your Proxy Card.

                          (Continued on reverse side)

                                     [Back]
                          (Continued from reverse side)

The Board of Trustees recommends a vote "FOR" Proposal 1. Please mark your vote as in this example. [X]

1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION AND THE TRANSACTIONS CONTEMPLATED THEREBY, TO THE EXTENT THAT SUCH TRANSACTIONS RELATE TO (i) THE TRANSFER OF ALL OF THE ASSETS OF THE FUND TO THE HENNESSY BALANCED FUND (THE "HENNESSY FUND") IN EXCHANGE FOR SHARES OF THE HENNESSY FUND AND (ii) THE DISTRIBUTION OF THE HENNESSY FUND SHARES TO SHAREHOLDERS OF THE FUND:

         [  ] FOR          [  ] AGAINST     [  ] ABSTAIN

2. In their discretion, upon such other business as may properly come before the meeting and at any adjournment or postponement thereof in accordance with the best judgment of the proxies.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and accompanying Proxy Statement relating to the Special Meeting of Shareholders of the Lindner Market Neutral Fund and hereby revokes any other proxy heretofore executed by the undersigned for such meeting.

Dated:_____________________________________, 20____

Signed:___________________________________________
         Signature
_________________________________________________
         Signature if held jointly

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. When shares are owned jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE SUBMIT YOUR VOTE IN ONE OF THE FOLLOWING WAYS: (1) VIA THE INTERNET; (2) BY TELEPHONE; OR (3) BY MARKING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                       [Label for 12-digit control number]